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                                                                  EXHIBIT 10.38

                      NON-INTEREST BEARING PROMISSORY NOTE




$30,000 as modified below                    Oklahoma City, Oklahoma
Dated:  November 19, 2001                    Maturity Date:  November 19, 2004

     FOR VALUE RECEIVED, FULLNET COMMUNICATIONS, INC., an Oklahoma corporation, with an address of 201 Robert S. Kerr Avenue, Suite 210, Oklahoma City, Oklahoma 73102 (the "Maker"), does promise to pay to the order of NORTHEAST RURAL SERVICES, a subsidiary of Northeast Oklahoma Electric Cooperative, Inc., a cooperative corporation organized under the laws of Oklahoma, (the "Holder") at such place as may be designated by the Holder of this promissory note (the "Note"), on the above specified maturity date, a single payment equal to the lesser of (i) $30,000 or (ii) the product obtained by multiplying $30,000 by a fraction, the denominator of which is equal to the greater of (i) 1,383 or (ii) the number of active customers purchased by the Buyer pursuant to this Agreement and the numerator of which is the number of active customers purchased by the Buyer that are still active on the day before said payment is due. For purposes of this calculation an active customer is one who is using the Rectec.com and/or the Rectec.net domain for e-mail purposes and made a payment equal to the cost of one month's Internet access to the Seller, the Buyer, or Inter.Net within the 30 days prior to the date of measurement.

     In the event that the above specified maturity date is not a "Business Day" (as such term is hereafter defined), the date on which such payment is due shall be extended to the next succeeding Business Day with the same force and effect as if made on the date of payment. "Business Day" means a day other than a Saturday, Sunday or other day on which national banks in Oklahoma City, Oklahoma are authorized to be closed.

     Capitalized terms used herein which are not otherwise defined shall have the meaning as described in that certain Asset Purchase Agreement between the parties dated of even date herewith (the "Asset Purchase Agreement").

     EVENT OF DEFAULT. Except as set forth in the preceding section, the failure to pay principal when due shall be an event of default.

     RIGHT OF PREPAYMENT. At any time from the date hereof to the due date, the Maker may prepay the entire principal sum or any portion thereof, without penalty or restriction.

     AMENDMENT AND WAIVER. This Note may not be changed, modified or amended, or terminated, nor may any of its provision be waived, except by an agreement in writing signed by the party against whom enforcement thereof is sought.

     CHOICE OF LAW. This Note shall be governed by and construed in accordance with the laws of the State of Oklahoma.

     PROMISES BINDING. This Note shall be binding upon the Maker and its successors and assigns.



     IN WITNESS WHEREOF, the Maker has caused this instrument to be duly signed as of the date first set forth above.

                                  FULLNET COMMUNICATIONS, INC.


                                  By: /s/ TIMOTHY J. KILKENNY
                                      --------------------------------------
                                      Timothy J. Kilkenny, President and CEO



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